                                                                     EXHIBIT 3.1

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 EPITAXX, INC.



                        Adopted in accordance with the
                      provisions of Sections 242 and 245
            of the General Corporation Law of the State of Delaware
            -------------------------------------------------------



     EPITAXX, Inc., a Delaware corporation, hereby certifies as follows:

     1. The name of the corporation is EPITAXX, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was January 3, 1984.

     2. This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of said corporation and was duly adopted pursuant to resolutions adopted by the Board of Directors and Stockholders of the corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

     3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

     FIRST:  The name of the corporation is EPITAXX, Inc. (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statue.

     FOURTH:

     A.  Designation and Number of Shares.
         --------------------------------

     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 25,000,000 shares, consisting of 12,500,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 7,500,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are sometimes collectively referred to herein as the "Common Stock".

     Each share of common stock, par value $.01 per share, of the Corporation ("Old Common Stock"), issued and outstanding at the time and date that this Restated Certificate of Incorporation becomes effective (the "Effective Time"), except for shares of Old Common Stock held by NSG Holding USA, Inc., a Delaware corporation, ("NSG Holding"), is hereby reclassified and changed, without any action on the part of the holders of any such Old Common Stock or on the part of the Corporation, into one share of Class A Common Stock which is fully paid and nonassessable, and
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each person, other than NSG Holding, holding of record any shares of such Old
Common Stock issued and outstanding at the Effective Time shall be entitled to receive, upon the surrender of certificates evidencing such shares of Old Common Stock to the Corporation, one or more certificates to evidence the number of shares of Class A Common Stock into which such shares of Old Common Stock have been reclassified.

     Each share of Old Common Stock held by NSG Holding, as of the Effective Time, is hereby reclassified and changed, without any action on the part of NSG Holding or the Corporation, into one share of Class B Common Stock which is fully paid and nonassessable, and NSG Holding shall be entitled to receive, upon the surrender of certificates evidencing such shares of Old Common Stock to the Corporation, one or more certificates to evidence the number of shares of Class B Common Stock into which such shares of Old Common Stock have been reclassified.

     A statement of the designations of the different classes of stock of the Corporation and of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, and of the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") to fix by resolution or resolutions any of the foregoing in connection with the creation of one or more series of Preferred Stock and the limitation of variations between or among such series, is set forth below in this Article FOURTH.

     B.  Preferred Stock.
         ---------------

           1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.


           2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, the following:

           (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

           (b) The rate of dividends, if any, on the shares of that series, whether dividends shall be (i) non-cumulative, (ii) cumulative to the extent earned or (iii) cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or class;

           (c) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;

           (d) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

           (e) The rights to which the holders of the shares of that series shall be entitled in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

           (f) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the period or periods during which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method (if any) of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

           (g) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such additional shares of such series or shares of such other series;

           (h) Whether or not the shares of that series shall have voting rights, the extent of such voting rights on specified matters or on all matters, the number of votes to which the holder of a share of such series shall be entitled in respect of such share, whether such series shall vote generally with the Common Stock on all matters or (either generally or upon the occurrence of specified circumstances) shall vote separately as a class or with other series of Preferred Stock; and

           (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation and to the full extent now or hereafter permitted by the Delaware General Corporation Law.

     C.  Common Stock.
         ------------

     The Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of each of the classes of Common Stock are as follows:

           1.  Dividends.  The holders of record of Class A Common Stock and
               ---------
Class B Common Stock shall be entitled to receive, when, if and as declared by the Board of Directors, such dividends of cash, property or stock of the Corporation as the Board of Directors shall from time to time declare, subject to the following rights and restrictions and the rights and restrictions set forth in paragraph (C)(2) of this Article FOURTH:

           (a) No cash dividends shall be declared and paid on the Class A Common Stock unless at the same time an equal cash dividend is declared and paid, per share, on the Class B Common Stock. No cash dividends shall be declared and paid on the Class B Common Stock unless at the same time an equal cash dividend is declared and paid, per share, on the Class A Common Stock.

           (b) No dividend of property (including capital stock of the Corporation) shall be declared and paid on the Class A Common Stock unless a dividend of an equal amount of the same property has also been declared and paid, per share, on the Class B Common Stock. No dividend of property (including capital stock of the Corporation) shall be declared and paid on the Class B Common Stock unless a dividend of an equal amount of the same property has also been declared and paid, per share, on the Class A Common Stock.

           2.  Stock Subdivisions and Combinations.  The Corporation shall not
               -----------------------------------
subdivide or combine shares of any class of Common Stock by stock split, stock dividend, reclassification, reorganization or otherwise without at the same time making a proportionate subdivision or combination of the other class of Common Stock.

           3.  Liquidation.  In the event of any liquidation, dissolution or
               -----------
winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of any Preferred Stock shall be entitled, the holders of Class A Common Stock and Class B Common Stock shall be entitled (together as one class) to share ratably in the remaining assets of the Corporation.

           4.  Voting.  Holders of Class A Common Stock and Class B Common Stock
               ------
shall in all matters not otherwise specified in this Article FOURTH vote together as a single class; provided that, with respect to all such matters, the
                            --------
holders of Class A Common Stock shall have one vote per share of Class A Common Stock and the holders of Class B Common Stock shall have the number of votes per share of Class B Common Stock equal to the result obtained by multiplying (x) three times (y) the number of shares of Class A Common Stock into which a share of Class B Common Stock is convertible immediately prior to the then record date for determining stockholders entitled to vote or consent. Notwithstanding anything in this paragraph (C)(4) of this Article FOURTH to the contrary, and subject to any rights of the holders of shares of Preferred Stock, the holders of Class A Common Stock shall have exclusive voting power on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power on all matters at any time when no Class A Common Stock is issued and outstanding. Whenever holders of Class A Common Stock and holders of Class B Common Stock are entitled, pursuant to the Delaware General Corporation Law, to vote as separate classes, holders of Class A Common Stock voting as a separate class shall be entitled to one vote per share of Class A Common Stock held and holders of Class B Common Stock voting as a separate class shall be entitled to one vote per share of Class B Common Stock held. The holders of shares of Class A Common Stock shall not be entitled to vote as a separate class upon any proposed amendment of this Restated Certificate of Incorporation which would increase or decrease the aggregate number of authorized shares of Class A Common Stock; such amendment may be adopted only by the affirmative vote of the holders of stock of the Corporation representing a majority of the total number of votes eligible to be cast regarding such proposed amendment, irrespective of paragraph (b)(2) of
Section 242 of the Delaware General Corporation Law or of any other provision of law; provided that no such amendment may decrease the authorized shares of Class
     --------
A Common Stock below the number of shares thereof then outstanding.

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           5.  Conversion.
               ----------

           (a)  Optional Conversion of Class B Common Stock.  Subject to
                -------------------------------------------
     adjustment as hereinafter provided in this paragraph 5(a) of this Article FOURTH, each holder of record of Class B Common Stock may at any time or from time to time, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's shares of Class B Common Stock into Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock by the surrender of such holder's certificate or certificates for Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such Class A Common Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder, or such holder's designee or designees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock at such time. If the Corporation (i) pays a dividend or makes a distribution on its Class A Common Stock in shares of its Class A Common Stock; (ii) subdivides its outstanding shares of Class A Common Stock into a greater number of shares; or (iii) combines its outstanding shares of Class A Common Stock into a smaller number of shares, then the number of shares of Class A Common Stock into which each share of Class B Common Stock may be converted shall be adjusted to equal that number of shares of Class A Common Stock which a holder of each share of Class B Common Stock would have owned immediately following such action had such holder exercised its conversion privilege immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or combination.

           (b)  Reserved Shares.  The Corporation shall reserve and keep
                ---------------
     available out of its authorized but unissued Class A Common Stock such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

           6.  Transfers of Class B Common Stock.
               ----------------------------------

           (a) Except as provided in paragraph 6(b), upon the transfer of beneficial ownership of any shares of Class B Common Stock, such shares shall automatically, with no further action being required by any party to such transfer or otherwise, be converted into shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock.

           (b) The provisions of paragraph 6(a) shall not apply, and Class B Common Stock shall be issued to a transferee of Class B Common Stock upon the transfer of beneficial ownership of any shares thereof, if such transfer is made to (i) a wholly-owned subsidiary of Nippon Sheet Glass Co., Ltd., a corporation organized under the laws of Japan ("NSG"), (ii) a corporation ("NSG Parent") of which NSG is a wholly-owned subsidiary or (iii) a wholly-owned subsidiary of NSG Parent (in any such case, a "qualifying transfer"); provided that if such transfer is made
                                          --------
     to a wholly-owned subsidiary of NSG or of NSG Parent, as the case may be, and such wholly-owned subsidiary ceases to be a wholly-owned subsidiary of NSG or of NSG Parent, as the case may be, then such shares shall automatically, with no further action being required by any party, be converted into shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock. Upon any qualifying transfer, the transferor shall provide written certification to the transfer agent for the Common Stock of such facts which constitute such transfer as a "qualifying transfer" and, absent prima facie evidence that such certification is false, the Corporation or any transfer agent shall accept such certification as being correct and shall not be required to conduct any investigation with respect thereto.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the By-Laws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

     C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and not by written consent. Notwithstanding the foregoing, if the holders of Class B Common Stock are entitled to vote as a separate class on any action, then the holders of Class B Common Stock may act by written consent.

     SIXTH: A. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors, but shall not be less than five directors.

     B. Advance notice of stockholder nominations by any holder of Class A Common Stock for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

     C. On or prior to the Effective Time, the Board of Directors shall, effective upon the occurrence of the Effective Time, divide the directors into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1998 annual meeting of stockholders or any special meeting in lieu thereof, the term of office of the second class to expire at the 1999 annual meeting of stockholders or any special meeting in lieu thereof, and the term of office of the third class to expire at the 2000 annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified. In the event of any increase or decrease in the total number of authorized directors, whether or not there exist any vacancies, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the directors among the three classes of directors so as to ensure that no class has more than one director more than any other class. To the extent reasonably possible, consistent with the preceding sentence, any newly created directorships that are to be filled shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

     SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. The Board of Directors is authorized to make, alter, amend or repeal the By-Laws of the Corporation by resolution adopted by the affirmative vote of a majority of the whole Board of Directors. Stockholders may not make, adopt, alter, amend, change or repeal the By-Laws except, subject to the terms of any outstanding class or series of Preferred Stock, upon the affirmative vote of the holders of the shares of Common Stock possessing a majority of the total number of votes represented by the outstanding shares of Class A Common Stock and Class B Common Stock voting as a single class entitled to vote at such meeting.

     EIGHTH: A. To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors, officers and trustees and any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, if such person was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer or trustee of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan; provided that except
                                                            --------
with respect to proceedings to enforce rights to indemnification or as is otherwise required by law, the By-Laws of the Corporation may provide that the Corporation shall not be required to indemnify, and advance expenses to, any director, officer, trustee, or other person in connection with a proceeding (or part thereof) initiated by such director, officer, trustee, or other person, unless such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees, other agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion.

     B. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     C. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article EIGHTH.

     D. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of the heirs, executors and administrators of such director, officer or trustee. The indemnification and rights to advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the Board of Directors, pursuant to the last sentence of paragraph A of this Article EIGHTH, shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the Board of Directors in its sole discretion. No repeal or amendment of this Article EIGHTH shall adversely affect any rights of any person pursuant to this Article EIGHTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

     NINTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided
                                                                        --------
that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the Delaware General Corporation Law. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     TENTH: The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

     ELEVENTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and directors shall have the power to hold their meetings and to keep the books, documents and records of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may from time to time be designated by the By-Laws or by resolution of the stockholders or directors.

     TWELFTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Executive Officer and Vice Chairman of the Board of Directors this 22nd day of January, 1998.

                                   EPITAXX, INC.



                                   By: /s/ Noboru Hiraguri
                                      -------------------------------------
                                      Noboru Hiraguri
                                      Chief Executive Officer and Vice
                                          Chairman of the Board of Directors

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